Exhibit (a)(1)(E)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

EPICOR SOFTWARE CORPORATION

at

$12.50 Net Per Share

Pursuant to the Offer to Purchase dated April 11, 2011

by

ELEMENT MERGER SUB, INC.,

a direct wholly-owned subsidiary of

EAGLE PARENT, INC.

wholly owned by funds advised by

APAX PARTNERS, L.P. AND APAX PARTNERS LLP

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, LOS ANGELES TIME, ON FRIDAY, MAY 6, 2011, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

April 11, 2011

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated April 11, 2011 (as it may be amended or supplemented from time to time, what we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, what we refer to as the “Letter of Transmittal” and, together with the Offer to Purchase, what we refer to as the “Offer”) in connection with the offer by Element Merger Sub, Inc., a Delaware corporation (which we refer to as “Purchaser”) and a direct wholly-owned subsidiary of Eagle Parent, Inc., a Delaware corporation (which we refer to as “Parent”), to purchase all outstanding shares of common stock, par value $0.001 per share (which we refer to as “Shares”), of Epicor Software Corporation, a Delaware corporation (which we refer to as “Epicor”), at a purchase price of $12.50 per Share, net to the seller in cash without interest and less any required withholding taxes, upon the terms and subject to the conditions of the Offer. Parent is wholly owned by Apax US VII, L.P., a Cayman Islands exempted limited partnership, and Apax Europe VII–A, L.P., Apax Europe VII–B, L.P. and Apax Europe VII–1, L.P., each constituted under English limited partnership law. Apax US VII, L.P. is advised by Apax Partners, L.P, a limited partnership organized under the laws of the State of Delaware. Apax Europe VII–A, L.P., Apax Europe VII–B, L.P. and Apax Europe VII–1, L.P. are managed by Apax Partners Europe Managers Limited, a company constituted under English company law, which is advised by Apax Partners LLP, a partnership constituted under English limited liability partnership law.

Also enclosed is a letter to stockholders of Epicor from the Chief Executive Officer of Epicor, accompanied by Epicor’s Solicitation/Recommendation Statement on Schedule 14D-9.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1.	The offer price for the Offer is $12.50 per Share, net to you in cash without interest, less any required withholding taxes.

2.	The Offer is being made for all outstanding Shares.

3.

The Offer is being made in connection with the Agreement and Plan of Merger, dated as of April 4, 2011 (as may be amended, restated or otherwise modified from time to time, what we refer to as the “Merger Agreement”), among Parent, Purchaser and Epicor, pursuant to which, after the completion of the Offer and the satisfaction or waiver of the conditions set forth therein, Purchaser will be merged with and into Epicor (the “Merger”), with Epicor continuing as the Surviving Corporation in the Merger and becoming a wholly owned subsidiary of Parent.

4.

After careful consideration, the board of directors of Epicor has unanimously (i) approved and declared advisable the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement, (ii) declared that the terms of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, the Offer and the other transactions contemplated by the Merger Agreement, on the terms and subject to the conditions set forth therein, are fair to and in the best interests of the stockholders of Epicor and (iii) recommended that stockholders of Epicor accept the Offer and tender their Shares into the Offer.

5.	The Offer and withdrawal rights will expire at midnight, Los Angeles time, on Friday, May 6, 2011, unless the Offer is extended by Purchaser or earlier terminated.

6.	The Offer is subject to certain conditions described in Section 15 of the Offer to Purchase.

7.

Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in the Letter of Transmittal. However, United States federal income tax backup withholding at a rate of 28% may be required, unless the required taxpayer identification information is provided and certain certification requirements are met, or unless an exemption is established. See Instruction 8 of the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

EPICOR SOFTWARE CORPORATION

at

$12.50 NET PER SHARE

Pursuant to the Offer to Purchase dated April 11, 2011

by

ELEMENT MERGER SUB, INC.,

a direct wholly-owned subsidiary of

EAGLE PARENT, INC.

wholly owned by funds advised by

APAX PARTNERS, L.P. AND APAX PARTNERS LLP

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April 11, 2010 (as it may be amended or supplemented from time to time, what we refer to as the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, and together with the Offer to Purchase, what we refer to as the “Offer”), in connection with the offer by Element Merger Sub, Inc., a Delaware corporation (which we refer to as “Purchaser”) and a direct wholly-owned subsidiary of Eagle Parent, Inc., a Delaware corporation (which we refer to as “Parent”), to purchase all outstanding shares of common stock, par value $0.001 per share (which we refer to as “Shares”), of Epicor Software Corporation, a Delaware corporation, at a purchase price of $12.50 per Share, net to the seller in cash without interest, less any required withholding taxes, upon the terms and subject to the conditions of the Offer. Parent is wholly owned by Apax US VII, L.P., a Cayman Islands exempted limited partnership, and Apax Europe VII–A, L.P., Apax Europe VII–B, L.P. and Apax Europe VII–1, L.P., each constituted under English limited partnership law. Apax US VII, L.P. is advised by Apax Partners, L.P, a limited partnership organized under the laws of the State of Delaware. Apax Europe VII–A, L.P., Apax Europe VII–B, L.P. and Apax Europe VII–1, L.P. are managed by Apax Partners Europe Managers Limited, a company constituted under English company law, which is advised by Apax Partners LLP, a partnership constituted under English limited liability partnership law.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf will be determined by Purchaser and such determination shall be final and binding.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                      SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated: , 2011

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